Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Evolv Technologies Holdings, Inc.

EXECUTED this 14th day of February, 2024.

GENERAL CATALYST GROUP V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P. its General Partner

	By:	GENERAL CATALYST GP V, LLC its General Partner

		By:	/s/ Christopher McCain Christopher McCain Chief Legal Officer

GC ENTREPRENEURS FUND V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P. its General Partner

	By:	GENERAL CATALYST GP V, LLC its General Partner

		By:	/s/ Christopher McCain Christopher McCain Chief Legal Officer

GENERAL CATALYST PARTNERS V, L.P.

By:	GENERAL CATALYST GP V, LLC its General Partner

		By:	/s/ Christopher McCain Christopher McCain Chief Legal Officer

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P. its General Partner

By:	GENERAL CATALYST GP V, LLC its General Partner

	By:	/s/ Christopher McCain Christopher McCain Chief Legal Officer

GENERAL CATALYST GP V, LLC

	By:	/s/ Christopher McCain Christopher McCain Chief Legal Officer